EXHIBIT 10.3

                              LICENSE AGREEMENT


      AGREEMENT by and between RAY FLOYD ENTERPRISES, INC. ("Licensor"), RAYMOND FLOYD individually ("Floyd"), and DIVOT - RFG JOINT VENTURE, L.L.C., a Florida limited liability company ("Company" or "Licensee").

                            W I T N E S S E T H :
      WHEREAS, Floyd has assigned to Licensor the worldwide rights to use the name, likeness, image and endorsement of Floyd, the facsimile signature of Floyd, and the Eagle Design mark;
      WHEREAS, Licensee, directly or indirectly desires to manufacture and distribute a signature line of Floyd-endorsed golf-related consumer products and to obtain the right to use the name, likeness, endorsement, and personal services of Floyd in connection with the merchandising, distribution, and sale of such products; and
      WHEREAS, Licensor has the right and license to grant such rights to Licensee and is willing to do so and Floyd is willing to provide personal services in accordance with the following terms in exchange for the consideration stated hereinbelow and in the Limited Liability Company Agreement of the Licensee ("L.L.C. Agreement").
      NOW, THEREFORE, for and in consideration of the premises and of the mutual promises and covenants herein contained, and in the L.L.C. Agreement, the parties do hereby agree as follows:

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                         ARTICLE 1 : Definitions.
      As used herein, the following terms shall be defined as set forth below.
            1.1   "Calendar Year" means each  twelve-month  period  commencing on January 1 and ending on December 31 during the Initial Term and any subsequent terms of this Agreement, except that, with respect to the year 1998, "Calendar Year" shall mean the period commencing on the Effective Date and ending on December 31, 1998.
            1.2 "Contract Period" shall mean that period of time commencing on the Effective Date, expiring or terminating in accordance with the provisions of the L.L.C. Agreement, and/or terminating pursuant to the provisions of Article 4 herein.
            1.3 "Contract Territory" shall mean all countries including the territories and possessions thereof of the world.
            1.4 "Divot Golf" and/or "Divot" mean Divot Golf Corporation, a Delaware corporation.
            1.5 "Effective Date" shall mean the date on which the last party to sign executes this Agreement.
            1.6 "Floyd Identification" shall mean the name "Floyd", "Ray Floyd" or "Raymond Floyd", the likeness, image, and endorsement of Floyd, the facsimile signature of Floyd and the Eagle Design mark, which is currently registered in the United States, and Canada.
            1.7 "Licensed Products" shall mean the products approved upon the date of this Agreement, if any, and from time to time hereafter by Licensor for manufacture and sale by Licensee under and in connection with Floyd Identification pursuant to this License Agreement. Schedule A attached hereto contains a list of the product items the parties have agreed to designate as "Licensed Products" at the time this Agreement was signed, if any. Additional items shall be deemed "Licensed Products" after the Licensor has delivered to Licensee a memorandum or other written statement containing a reasonably detailed description of the additional item and the signature of Raymond Floyd, or his designee, if any (as such designee may be identified in writing to
Licensee from time to time). The parties may develop a mutually acceptable procedure for submitting such additional "Licensed Product" item requests to the Licensor and requesting the written consent of Raymond Floyd, or his designee thereto.
            1.8 "Initial Term" shall mean the period of time commencing on the Effective Date and ending in accordance with the provisions of the L.L.C. Agreement, Article 4 hereof, or upon the expiration of fifty (50) years after the Effective Date, whichever first occurs.
            1.9 "Licensee" or "Company" means Divot - RFG Joint Venture, L.L.C., a Florida limited liability company established pursuant to and governed by the terms and conditions of the L.L.C. Agreement.
            1.10 "Licensor" means Ray Floyd Enterprises, Inc., a Florida corporation, owning world-wide rights to Floyd Identification.
            1.11 "L.L.C. Agreement" means the Limited Liability Company Agreement of the Licensee executed simultaneously herewith between Divot Golf Corporation, a Delaware corporation ("Divot"), and Eagle Golf Enterprises, Inc., a Florida corporation ("Eagle"), which Agreement governs the aforesaid parties' respective rights and obligations in and with respect to, among other issues, Licensee's governance and management.

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                            ARTICLE 2 : Grant.
            2.1   Grant of Rights.
                  2.1.1 Grant of Trademark  Rights.  Subject to all of the terms and provisions herein and to the terms and provisions of the L.L.C. Agreement, executed as of the same date, Licensor hereby grants to Licensee the exclusive, non-transferable royalty-free right and license to manufacture, advertise, distribute and sell Licensed Products under and in connection with Floyd Identification as same may be approved by Licensor in Licensor's sole and absolute discretion and subject to Licensor's prior grants of rights to third-parties as set forth on Schedule B to the L.L.C. Agreement. If a product is approved by Licensor to be a Licensed
                        Product, the parties shall sign a written addendum to this Agreement identifying the product and stating the date of its approval as a Licensed Product by Licensor. Licensee shall be obligated to launch any such Licensed Product within eighteen (18) months after the date of approval thereof set forth in the Addendum.
                  2.1.2 Personal Appearances. During the Contract Term, but only so long as (i) Floyd is not physically impaired; (ii) Floyd owns and controls Licensor; (iii) Eagle or Raymond Floyd (and his spouse or other affiliates) owns an ownership interest in Licensee, and Licensee is in compliance with all the terms and conditions hereof, Licensee may request that Floyd make personal appearances from time to time for the benefit of and on behalf of Licensee and Licensed Products, for example, to attend trade shows and/or to participate in photography sessions for print or television advertising of Licensed Products. Subject to the reasonableness of such requests on Licensee's part and taking into consideration Floyd's schedule and commitments, as a professional golfer, Floyd shall endeavor to accommodate such requests. Licensee agrees that, for each personal appearance made pursuant to this paragraph 2.1.2, Licensee shall reimburse Floyd for the expenses incurred by Floyd and one travelling companion of Floyd for meals, first-class accommodations, and Floyd's private aircraft including jet fuel costs allocable to Floyd's travel to and from West Palm Beach, Florida to a personal appearance destination requested by Licensee hereunder.
            2.2  Reservation  of Rights.  All  rights  not  herein  specifically granted to Licensee shall remain the property of Licensor to be used in any manner Licensor deems appropriate. Licensee acknowledges that Licensor has heretofore exclusively authorized third-parties to use, and expressly reserves the right to use and authorize others to use, Floyd Identification within the Contract Territory and during the Contract Period in connection with certain defined products and services as set forth on Schedule B to the L.L.C. Agreement and the renewal terms thereof. Specifically, Licensee acknowledges, by way of example and not limitation, that Licensor has previously granted others the exclusive right to use Floyd Identification on and in connection with certain articles of clothing, clothing accessories, golf equipment, and certain golf accessories; for golf pro shops which are operated as a part of, and ancillary to, golf courses, golf driving ranges, recreational centers, hotel and conference center complexes having golf courses, and golf learning centers; in connection with golf-related apparel, golf-related products, golf-related events, and with golf-related theme restaurants and retail store services ancillary thereto.

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                  2.2.1 No  Trade  Name  Rights  Granted.   Licensee   expressly
                        acknowledges  that  Licensor is not granting to Licensee
                        hereby the right to use, and that  Licensee may not use,
                        the name "Floyd" or Floyd Identification or Eagle Design
                        as or as  part  of  any  trade  name,  corporate  title,
                        business style or fictitious name to identify Licensee's
                        business  under  the  terms  hereof  at any  time in any
                        country during or after the termination or expiration of
                        this License Agreement.
            2.3 Acknowledgment of Ownership Rights.  Licensee  acknowledges that
Licensor owns all right, title and interest worldwide in and to Floyd Identification, Floyd's endorsement and services rights, and that Licensor is Floyd's related company as that term is defined in Section 45 of the Lanham Trademark Act. Licensee further acknowledges and agrees that it will not at any time challenge or contest the validity of said rights or Licensor's ownership thereof or rights therein in the Contract Territory. Licensee agrees that it will not apply to register or register any Floyd Identification or the Floyd Collection Mark or any word, phrase, symbol or name confusingly similar thereto or suggestive thereof as a trademark or service mark, trade name, fictitious name or corporate title anywhere in the world and that, upon Licensor's request, Licensee shall execute any and all documents which Licensor reasonably believes to be necessary or desirable for registration or protection of such Floyd Identification for Licensed Products or otherwise.
            2.4  Quality of  Services.  Licensee  acknowledges  and agrees  that
Licensor has a right and an obligation to maintain and protect the image and reputation of Floyd Identification, and that, in order to accomplish this purpose, Licensor must in all cases be assured that Floyd Identification will be
used  only  on  or  in  connection  with  the  manufacture,   distribution,  and
merchandising services for the Licensed Products and for Licensed Products which are of a high quality and conform to a uniform and prestigious image acceptable to Licensor.
            2.5 Quality Controls.  With respect to Licensed  Products,  Licensor shall have the right to approve or disapprove all samples and prototypes of Licensed Products and their packaging, labeling and materials prior to their manufacture and sale by Licensee and Licensee agrees that the terms and provisions governing Licensor's rights and Licensee's obligations with respect to advertising uses of Floyd Identification set forth in paragraph 2.7 shall apply to all Licensed Products.
            2.6  Quality  Controls:   Distribution.  In  order  to  ensure  that
Licensor's standards of quality with respect to selection, presentation, assortment, manufacture, advertisement, distribution and sale of Licensed Products are maintained, Licensee agrees as follows:
                  2.6.1 Licensed  Products  Marketed and Sold Individually or
                        as a Collection.  Licensor shall have the right to:
                              (i) participate with Licensee in determining which
                              Licensed    Products    shall   be    merchandised
                              individually or together as a collection; and (ii) participate in the determination of which channels of distribution are acceptable for the sale of Licensed Products as commercially appropriate to the image of Floyd and Floyd Identification.
                  2.6.2 No  Unauthorized  Products or Trade  Channels.  Licensee
                        agrees that it shall not at any time during or after the
                        Term of this Agreement:
                              (i) manufacture,  advertise,  distribute,  or sell
                              any    altered,    non-conforming,    non-genuine,
                              counterfeit, unapproved or unauthorized products using Floyd Identification; or (ii) distribute, offer for sale or sell Licensed Products bearing Floyd Identification to or through any channel of distribution or retail trade which has not been approved by Licensor.

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                  2.7  Signage,  Promotion,  Public  Relations  and  Advertising
Approvals. Licensee agrees that, at all times during the Initial Term or any subsequent terms of this Agreement, before using, publishing, releasing or
distributing  any  signage,   advertising,   public  relations,   announcements,
business, packaging, labeling or promotional or communications material in any format or medium using or referencing Floyd or Floyd Identification or Licensed Products bearing Floyd Identification, whether intended for the public, the trade or for use for advertisement, offering for sale or sale by direct mail or electronic or broadcast transmission or by retailers for in-store promotions, Licensee shall first submit to Licensor for its examination, approval or disapproval, a prototype or representative sample of each such item. Licensor agrees that it will promptly examine and either approve or disapprove such samples and that Licensor will promptly notify Licensee of its approval or disapproval. Licensor agrees that Licensor will not unreasonably disapprove any item so long as it conforms to Licensor's standards of quality, appearance, taste, and content and, if any is disapproved, that Licensee will be advised of the specific reasons in each case within ten business days of Licensor's receipt of such item. Licensor agrees that any item submitted for approval hereunder will be deemed approved hereunder if the same is not disapproved in writing within ten (10) business days after receipt thereof. Licensee agrees not to use, print, publish, advertise, or disseminate or sell any item disapproved by Licensor. Licensee further agrees to bring all disapproved items into full compliance with Licensor's directives before use or publication or dissemination or sale thereof. Licensor acknowledges that Licensee is not required to resubmit for Licensor's approval, products, signage, advertising, public relations or promotional items previously approved by Licensor under this Section 2.7 if such items conform to materials and articles previously approved by Licensor.
                  2.8   Undertakings   Binding  on  Licensee's   Subcontractors,
Affiliates, Agents. Licensee acknowledges and agrees that its undertakings set forth in this Article 2 respecting Licensor's rights and Licensee's obligations concerning quality controls shall be made binding by Licensee by contract upon its agents, affiliates, subcontractors and representatives who shall be engaged in any manner whatever in the selection, design, manufacture, distribution, promotion, advertising, dissemination, packaging, transportation or sale of Licensed Products pursuant to this License Agreement.
                           ARTICLE 3 3 3: Royalty.
            3.1 Licensee's Royalty  Obligation.  Subject to the registration and
other   obligations  of  Divot,   Floyd   acknowledges   that  he  has  received
simultaneously with the execution of this Agreement on his own behalf and on behalf of his wife, Maria, as tenants by the entireties, the consideration set forth on Exhibit 1 annexed hereto and made a part hereof as pre-paid royalties for Licensor's and Floyd's grant of rights herein to Licensee, as to which grant of rights Divot is a third-party beneficiary as a joint venturer in Licensee. Except as set forth on Exhibit 1, Licensor's grant of rights herein to Licensee under Section 2.1 shall be royalty-free.
                     ARTICLE 4 4 4: Term and Termination.
            4.1 Renewal Option. Subject to the terms and conditions of this Agreement, upon expiration of the Initial Term hereof, this Agreement shall be
automatically   renewed  upon  all  of  the  terms  and  conditions  herein  for consecutive five (5) year terms, unless either party gives notice in writing of its intention not to renew this Agreement at least three (3) months prior to the expiration of the Initial Term or any subsequent five-year term. In the event either party fails to deliver notice of its intention not to renew and extend this Agreement for said additional five-year terms at least three months prior to the expiration of the Initial Term and any subsequent five-year term, this Agreement will automatically be extended for the next succeeding five-year term. In the event either party delivers timely notice of its intent not to renew this Agreement for any additional five-year term pursuant to the terms of this
Section 4.1, this Agreement shall expire automatically upon the expiration of the then-current five-year term.

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            4.2  Termination  upon Material  Breach.  In the event of a material breach of this Agreement by Licensee (including any breach hereof by Divot), Floyd and Licensor may terminate the license and rights granted to Licensee under this Agreement by giving written notice to Licensee of termination and the basis for such termination. The license and rights granted under this Agreement shall terminate 45 days after delivery of such written notice unless such breach is substantially cured, within such 45-day period. In the event that, after the expiration of said 45-day cure period, Licensee has failed to substantially cure such breach or to tender substantial efforts to so cure to Licensor's reasonable satisfaction, AND PROVIDED THAT Licensee delivers written notice to Licensor that it disputes that its accused conduct constitutes a "material breach", the parties agree to submit their dispute to arbitration as provided hereafter and this License Agreement and the L.L.C. Agreement shall continue in full force and effect during the pendency of such arbitration. By way of example only and not limitation, the following could be deemed to be material breaches:
                  4.2.1 Divot fails to comply with its  obligations set forth on
                        Exhibit 1 hereof;
                  4.2.2 Licensee  uses or  authorizes  another  to use the Floyd
                        Identification   for  products  which  are  non-Licensed
                        Products contrary to the provisions hereof;
                  4.2.3 Licensee fails to observe quality  controls  implemented by Licensor and/or fails to require its subcontractors, independent contractors, representatives and affiliates to observe such controls and/or fails to reasonably cure
                        quality  control   deficiencies   relating  to  Licensed
                        Products  properly noticed by Licensor as required under
                        Section 2.6.1 of this License Agreement;
                  4.2.4 Licensee  refuses  or  neglects  to submit  to  Licensor
                        sample    signage,    public    relations    and   trade
                        announcements, marketing materials, advertising copy, promotional items, in-store displays, etc. or other materials for which Licensor's approval is required under Section 2.7 hereinabove of this Agreement;
                  4.2.5 Licensee  assigns  or  purports  to assign or pledges or sublicenses any of the rights granted herein to any third-party in violation of the terms of this Agreement;
                  4.2.6 Licensee   engages  in  a  business   other  than  the
                        manufacture,   merchandising   and  sale  of  Licensed
                        Products bearing Floyd Identification without first obtaining the prior written consent of Floyd and Licensor as required by the L.L.C. Agreement;
                  4.2.7 Licensee  knowingly  sells or offers  for sale  products purportedly Floyd-endorsed or Floyd-branded products, which are not genuine or authorized, or which have not been pre-approved by Licensor; or
                  4.2.8 Divot undergoes a change of control.
            4.3 Licensor's Unconditional Right of Termination. Licensor shall have the unconditional right to terminate this Agreement immediately upon notice to Licensee upon the happening of any one of the following events:
                  4.3.1 If all or  substantially  all of Licensee's  business or assets are nationalized or appropriated by any national government or governmental authority provided, that this Agreement will only terminate with respect to the merchandising and sale of Licensed Products in countries affected by such nationalization and/or appropriation;
                  4.3.2 If  Licensee  or  Divot  makes an  assignment  of all or substantially all of its assets for the benefit of a creditor or creditors, or becomes insolvent, or files a petition in bankruptcy or is involuntarily forced into bankruptcy, or a receiver or trustee of its assets is appointed;

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                  4.3.3 If either  Licensee or Divot  ceases  operations  with a view to dissolving and winding up its affairs;
                  4.3.4 If   Licensee   pledges,   hypothecates,    assigns   or
                        sublicenses any of its rights and obligations under this License Agreement or any modification or amendment thereto to any third-party without the express prior written consent of Licensor;
                  4.3.5 If the applicable laws and regulations of any country or any third-party claim or any court order prohibit or prevent or otherwise impair Licensee's use of Floyd Identification under this License Agreement for any Licensed Products, then this Agreement shall terminate with respect to such country and/or for such product but only for the period of time such use is prohibited,
                        prevented  or  impaired  and  Licensor   shall  have  no
                        liability  to Licensee or to Divot as a result  thereof;
                        or
                  4.3.6 If Eagle has  exercised  its  election to  dissolve  the
                        L.L.C. or its right to cause the L.L.C. to acquire its entire interest in the L.L.C. (including all interests held by Floyd or Eagle Affiliates that acquire their interests from Eagle after the inception of the L.L.C.).
            4.4 Licensee's Rights of Termination. Licensee shall have the right upon 60 days' written notice to Licensor to terminate this Agreement during the Initial Term and any subsequent term upon the occurrence of any one or more of the following events:
                  4.4.1 The  commercial   value  of  Floyd   Identification   is
                        substantially impaired as a result of the commission by Floyd of any act which shocks, insults or offends the community or ridicules public morals and decency which
                        termination   shall  become  effective  within  60  days
                        following  Licensee's  delivery of notice to Licensor of
                        such  termination   provided  that,   Floyd's  death  or
                        disability shall not constitute grounds for Licensee's termination of this License Agreement.
                  4.4.2 Licensee is dissolved and  discontinued  in accordance with the L.L.C. Agreement.
                  4.4.3 If Licensor makes an assignment of all or  substantially all of its assets for the benefit of a creditor or creditors, or becomes insolvent, or files a petition in bankruptcy or is involuntarily forced into bankruptcy, or a receiver or trustee of its assets is appointed.

  ARTICLE 5: Registration of Floyd Identification: Trademark Notations and
                                   Legends.

                  5.1  Registration  of  Floyd  Identification.   At  Licensee's
request, Licensor shall apply to register, maintain and renew the registration of the Floyd Identification for the Licensed Products in the United States, Canada and in any other country in which Licensee offers or proposes to offer Licensed Products to the extent permitted by applicable laws and regulations governing the registration of trademarks. Licensor will direct and control such registration process through counsel of its choice and Licensee agrees that it will reimburse Licensor for all reasonable attorneys' fees, costs and disbursements incurred by Licensor in connection with the registration process world-wide including defending opposition and cancellation proceedings brought by third parties, upon delivery of invoices or other reasonable evidence of the fees, costs and disbursements to be reimbursed to Licensor.
                  5.2 Licensee  Cooperation.  Licensee  agrees to cooperate with
Licensor and/or Licensor's counsel in achieving registration of Floyd Identification and to execute any and all documents required, provide use evidence and testimony and documentation that may be required in any ex parte or inter partes administrative proceedings involving Floyd Identification use and/or registration, at Licensor's sole expense.

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                  5.3 Licensee's Use of Floyd Identification. Licensee agrees to make proper use of Trademark notations ("sm", "(TM)" or "(R)") in conjunction with all advertising uses and displays of the Floyd Identification and, when practicable, in promotional or advertising messages in any media referencing the Floyd Identification, Licensee shall cause the following legend to appear in legible form:
            ("Floyd Identification") [`sm' or `(TM)' or `(R)'] is a [registered] trademark of Ray Floyd Enterprises, Inc.
            and is used herein under license."

            5.4 No  Registration  by Licensee:  Ownership of Goodwill.  Licensee
shall not, in its own name and on its own behalf, directly or indirectly, apply to register or register any Floyd Identification or any name, words, symbols, slogans or images confusingly similar thereto or suggestive thereof, in any country whether as a trademark or service mark, trade name, fictitious name or corporate title. Licensee acknowledges that Licensee's use of Floyd Identification hereunder for Licensed Products inures solely to Licensor's benefit and any goodwill resulting from such use shall belong solely to Licensor.
                               ARTICLE 6: Litigation
                  6.1  Prosecutions.  Licensor and Licensee shall use their good faith best efforts to cooperate in protecting and enforcing rights in the Floyd Identification for Licensed Products, to bring jointly as co-plaintiffs all actions and proceedings involving the Licensed Products and to agree upon the terms of any settlement with respect to any third-party infringements, or acts of unfair competition involving Floyd Identification, its use and registration and Licensor and Licensee shall share equally the costs of all legal fees, expenses and liabilities including amounts paid in settlement and any amounts recovered as damages and costs or by way of settlement.
                  6.2  Undertaking  to Defend.  Licensor  shall  defend and hold
Licensee harmless from and against any suit, action or proceeding for trademark infringement alleging that Licensee's use of Floyd Identification for Licensed Products infringes the proprietary ownership rights of third-parties PROVIDED THAT Licensee's breach of this Agreement or its negligence did not precipitate such suit, action or proceeding; and Licensor shall pay all costs, expenses, attorneys' fees and damages or amounts paid in settlement resulting from such suit, action or proceeding, and shall have control over the defense of such suit, action or proceeding including without limitation control over the settlement of same including the right to withdraw any application, annul any registration or require Licensee and Licensee's agents, subcontractors, representatives, and distributors to cease the use of Floyd Identification and sale of any Licensed Products bearing Floyd Identification in any location or country or for any product without liability on the part of Licensor or Floyd.
           ARTICLE 7: Representations and Warranties and Covenants
                  7.1    Licensor  Representations.  Licensor  represents  and
                      warrants:

                  7.1.1 Licensor has the full right and legal authority to enter into and fully perform this Agreement in accordance with its terms and, without violating the rights of any other person or entity;
                  7.1.2 Licensor   will   comply  with  all   applicable   laws,
                        regulations and ordinances in the performance of its duties under this Agreement;
                  7.1.3 Licensor  has no  obligations  and has not  granted  any rights to any third-party that prohibit it from entering into or fully complying with the terms and provisions of this License Agreement, subject to Licensor's Reservation of Rights under Section 2.2.
                  7.1.4 There is no material action,  suit,  proceeding,  claim, arbitration or investigation pending (or to the best of Licensor's knowledge, currently threatened) against Licensor, its constituent members, or their affiliates, or any of them, or their respective personal or business activities, properties or assets or, to the best of Licensor's knowledge, that of any officer, director or employee of Licensor or of its members which would or could impair Licensor's or its constituent members' ability to fully perform its obligations hereunder and exploit its rights hereunder. Licensor is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no material legal action by Licensor currently pending or which Licensor intends to initiate.

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

             7.2 Licensee's Representations, Warranties and Covenants. Licensee represents and warrants as follows:
                  7.2.1 Licensee is a limited  liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. Licensee has all requisite power and authority to enter into and perform this Agreement in accordance with its terms and provisions without violating the rights of any other person or entity.
                  7.2.2 Licensee   will   comply  with  all   applicable   laws,
                        regulations and ordinances in the performance of its rights and obligations under this Agreement.
                  7.2.3 Absent Floyd's prior informed written consent,  Licensee will not, during the Contract Period, own, control or operate, or participate directly or indirectly in the ownership, control or operation of, any business or enterprise except the manufacture, merchandising and sale of authorized Licensed Products in accordance with this License Agreement; PROVIDED THAT nothing herein shall limit the business activity of Divot, or any affiliate of Divot (other than the Licensee), except to the extent set forth in the L.L.C. Agreement.
                  7.2.4 Licensee's marketing, promotion, advertising and sale of
                        Licensed Products does not and will not constitute libel, defamation, false advertising or other commercial tort or violate any federal, state or local laws, ordinances, rules or regulations.
                  7.2.5 There is no material action,  suit,  proceeding,  claim, arbitration or investigation pending (or to the best of Licensee's knowledge, currently threatened) against Licensee, its constituent members, or their affiliates or any of them or their respective personal or business activities, properties or assets or, to the best of Licensee's knowledge, that of any officer, director or employee of Licensee or of its members which would or could impair Licensee's or its constituent members' ability to fully perform its obligations hereunder and exploit its rights hereunder. Licensee is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality and there is no material legal action by Licensee currently pending or which Licensee intends to initiate.
                         ARTICLE 8: Indemnification.
                  8.1 Indemnification of Licensee. Licensor agrees to indemnify and hold Licensee harmless both during the Contract Period of this Agreement and following the expiration or termination hereof for any reason from, against and in respect of any and all demands, claims, actions or causes of action, liabilities, losses and expenses including reasonable attorneys' fees and expenses arising out of or relating to any breach by Licensor of any representation or warranty made by Licensor in any provision of Article 7 hereinabove. Such right to indemnification shall be in addition to any and all other rights of Licensee under this Agreement.
                  8.2 Indemnification of Licensor. Divot and Licensee agree to indemnify and hold Licensor and Floyd harmless, both during the Contract Period of this Agreement and following the expiration or termination hereof for any reason, from, against and in respect of any and all demands, claims, actions or causes of action, liabilities, losses, and expenses including reasonable attorneys' fees and expenses arising out of or relating to any breach by Licensee of any representation or warranty made by Licensee in any provision of
Article 7 of this Agreement. Licensee's indemnification of Licensor shall also extend to any and all third-party claims for deceptive, false or misleading advertising, advertising injury, or product liability, personal injury or death arising out of Licensee's business conducted with respect to the Licensed Products. Such right to indemnification shall be in addition to any and all other rights of Licensor or Floyd, or their successors or assigns under this Agreement.

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
                  8.3 Insurance. Licensee agrees to purchase and maintain in effect at its own expense liability insurance covering claims arising under the circumstances described in Section 8.2 above, which insurance shall be in the amount of at least U.S. $1 million per occurrence or combined single limit. Within 30 days following the Effective Date of this Agreement, Licensee shall submit to Licensor a certificate of insurance naming Licensor as an additional insured party and requiring that the insurer shall not terminate or modify such policy without written notice given to Licensor at least 60 days in advance thereof.
                      ARTICLE 9: Arbitration Procedure.
      The parties agree that they shall resolve all disputes between them, except as otherwise specifically set forth herein to the contrary, through the arbitration provisions contained in Exhibit 2 annexed hereto and made a part hereof provided, however, that the parties acknowledge that, in the event the integrity of and goodwill symbolized by Floyd Identification may be damaged by reason of the acts or omissions of Licensee or of Divot or of subcontractors or agents or affiliates of any of the foregoing, Licensor may suffer irreparable harm and, accordingly, it is expressly acknowledged and agreed that Licensor shall have recourse to the federal and/or state courts in the event equitable remedies are sought or desired by Floyd and/or Licensor to protect against irreparable injury to Floyd, to Licensor and to Floyd Identification.
                    ARTICLE 10: Assignments: Sub-licenses.
                  10.1 No Assignment. Licensee may not assign, pledge or sub-license its rights and obligations (in whole or in part) under this License Agreement without the express written consent of Licensor or Floyd provided, however, that Licensee shall have the right to subcontract the manufacture, distribution, advertisement, transportation and sale of Licensed Products to Miller Golf, Inc., Divot's wholly-owned subsidiary so long as said subcontractor is wholly or majority-owned by Divot.
                  10.2 No Collateral Assignment. Licensee may not make a collateral assignment, pledge, hypothecation or contingent transfer of its rights and obligations (in whole or in part) under this License Agreement.
                             ARTICLE 11: Notices.
                  11.1 Delivery of Notice. Any notice required to be given pursuant to this License Agreement shall be made in writing and shall be deemed delivered as follows:
                  11.1.1When  transmitted  by  telecopier,  on the  date  of the transmission provided the transmitting party receives confirmation that the facsimile transmission was delivered;
                  11.1.2When delivered by express overnight courier,  registered or certified mail, on the date stated on the confirmation of receipt to the addressee;
            11.2 Notice to Licensor. Notice to Licensor should be addressed as follows:
                        Ray Floyd Enterprises, Inc.
                        Attn.:  Raymond Floyd, President
                        231 Royal Palm Way
                        Suite 100
                        Palm Beach Florida  33480
                        Facsimile:  (561) 833-1722
                        Telephone:  (561) 833-2622

                        With copy to:

                        Greenberg, Traurig, Hoffman, Lipoff,
                          Rosen & Quentel, P.A.
                        1222 Brickell Avenue
                        Miami, Florida 33131
                        Attn.:  Norman J. Benford, Esq.
                        Facsimile: (305) 579-0717
                        Telephone: (305) 579-0660

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

            11.3 Notice to Licensee. Notice to Licensee shall be addressed as follows:
                        Divot - RFG Joint Venture,  L.L.C.
                        One Tampa City Center, Suite 200
                        201 North Franklin Street
                        Tampa, Florida  33602
                        Attn:  Jeremiah Daly
                        Facsimile:  (813) 222-3434
                        Telephone:  (813) 222-0611

                  With copies to:

                        Annis, Mitchell, Cockey, Edwards & Roehn, P.A. One Tampa City Center, Suite 2100
                        201 North Franklin Street
                        Tampa, Florida  33602
                        Attn:  Fred S. Ridley, Esq.
                        Facsimile:  (813) 223-9067
                        Telephone:  (813) 229-3321


            11.4 Change of Address for Notice. Upon at least 15 days written notice, either party may, during the Contract Period, change its address to any other address for purposes of delivery of notice pursuant to this Article 11.
                    ARTICLE 12: Miscellaneous Provisions.
                  12.1  Governing  Law. This License  Agreement and any dispute, controversy or claim arising out of or relating to this Agreement or the interpretation, performance, validity or enforceability thereof shall be construed in accordance with federal laws applicable to trademarks and otherwise with the internal laws of the State of Florida without regard to its principles of conflicts of laws and this Agreement shall be deemed to have been drafted jointly by the parties.
                  12.2 Entire  Understanding.  This  License  Agreement  and the
L.L.C. Agreement constitute the entire understanding of the parties with respect to the subject matter hereof and supersede all previous agreements and understandings between them, and there are no prior understandings, agreements, conditions or representations, oral or written, express or implied, with reference to the subject matter hereof that are not merged herein, expressly referenced herein or superseded hereby or which are expressly contemplated for future consummation.
                  12.3 No Agency.  Nothing  contained in this License  Agreement shall be construed as creating any agency, partnership, joint venture or other form of joint enterprise between the Licensor and or Floyd, on the one hand, and either Licensee, and/or Divot, on the other hand.
                  12.4 No Modification Unless in Writing. This License Agreement
may only be amended or modified and/or expanded as to additional products and services in a writing signed by the parties.
                  12.5  Severability.  The provisions of this License  Agreement are independent of each other and the invalidity of any provision or a portion hereof shall not affect the validity or enforceability of any other provision.
                  12.6 Waiver.  Any delay or failure on the part of either party to enforce its rights hereunder to which it may be entitled shall not be construed as a waiver of the right and privilege to do so at any subsequent time and no acceptance of full or partial payment due under this Agreement during the continuance of any default shall constitute a waiver of the breach of the term or condition.
                  12.7 Binding Agreement.  The provisions of this Agreement will be binding upon and inure to the benefit of the parties and their respective heirs, agents, executors, administrators, and Licensee's permitted successors and permitted assigns.
                  12.8 Governing  Agreement.  In the event of a conflict between any term or provision of this License Agreement and any term or provision of the L.L.C. Agreement, the terms and provisions of this Agreement will prevail with respect to the subject matter hereof.

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

                  12.9 Force Majeure. Neither party shall incur liability to the other for any failure or delay in fulfilling its obligations under this License Agreement due to force majeure. "Force Majeure" shall mean acts of nature, acts of government, wars, riots, civil insurrection, strikes or other labor disturbances.
            WHEREFORE, the parties have caused this License Agreement to be executed by their duly authorized representatives, intending thereby to be legally bound.

For and on Behalf of Licensee:            For and on Behalf of:

DIVOT - RFG JOINT
VENTURE, L.L.C.                     RAY FLOYD ENTERPRISES, INC.


By:_____________________________    By:_________________________________
Typed Name:_____________________    Typed Name:_________________________
Title:____________________________  Date of Signature:_____________________
Date of Signature:__________________

                                    Name:_______________________________
                                              Raymond Floyd
                                    Date of Signature:______________________


                        Accepted and Agreed As To All Terms:

                        DIVOT GOLF CORPORATION



                        By:____________________________
                             Name:
                             Title:
                     Date of Signature: ______________, 1998


                        Accepted and Agreed As To Paragraph 7 of Exhibit 1:

                        By: _____________________________
                               Name:
                               Title:
                     Date of Signature: ______________, 1998


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                                  EXHIBIT 1
                         Divot's Royalty Obligations

1. Upon the execution of this License Agreement by all parties, Divot Golf Corporation, a Delaware corporation ("Divot"), a third-party beneficiary of this License Agreement, shall deliver, or cause to be delivered, to Licensor, or its assigns (which shall include Raymond and Maria Floyd, as tenants by the entireties), 354,463 shares of Common Stock of par value $0.001 of Divot, duly issued to and registered in the name of Licensor (or such assignee) (the "Shares"), subject to Divot's option in Paragraph 2 below. 2. Upon the happening of the "Triggering Event" (as defined below), Divot shall have the option to cause Licensor (or its assignee, as the case may be) to sell to Divot, or its designee, 137,445 of the Shares for the total sum of $1.00. The option shall be exercised by delivery of a written notice to the Licensor (and with a copy thereof to the assignee of the Shares, if known to Divot), stating Divot's intent to acquire such shares, accompanied by a check in the total amount of $1.00 payable to the Licensor (or assignee, if known). 3. The Shares shall initially not be registered under the Securities act of 1933 and shall bear a legend substantially similar to the following:
      THE SHARES OF STOCK ("SHARES") REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, OR ANY STATE STATUTES. THE SHARES MAY NOT BE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION WITHOUT AN OPINION OF COUNSEL FOR THE HOLDER, WHICH OPINION AND COUNSEL SHALL BE REASONABLY SATISFACTORY TO DIVOT GOLF CORPORATION, THAT SUCH REGISTRATION IS NOT REQUIRED. THE HOLDER OF THE SHARES IS ALSO ENTITLED TO CERTAIN REGISTRATION RIGHTS AS SET FORTH IN THAT CERTAIN REGISTRATION RIGHTS AND RELATED MATTERS AGREEMENT DATED _________, 1998 BETWEEN DIVOT GOLF CORPORATION AND RAY FLOYD ENTERPRISES, INC., AND ARE FURTHER SUBJECT TO THE OPTION OF DIVOT GOLF CORPORATION TO ACQUIRE 137,445 OF THE SHARES UPON THE OCCURRENCE OF CERTAIN CONDITIONS SET FORTH IN THE LICENSE AGREEMENT AMONG DIVOT, RAY FLOYD ENTERPRISES, INC., AND DIVOT-RFG JOINT VENTURE, L.L.C. DATED ____________, 1998.

4. Licensor (or its assigns, as the case may be) shall execute such other documentation as reasonably requested by Licensee or Divot in order to meet, or demonstrate compliance with, any exemptions available under state or federal securities laws in connection with the delivery of the Shares to Licensor. 5. The "Triggering Event" shall be the first anniversary of this License Agreement, unless prior to such date a definitive agreement is executed between Licensor and Corporate Express, Inc. and/or its affiliate, as Licensee, containing a provision substantially as follows:
      "Section ___.     Divot-Eagle.  Without  creating  any  legally  binding
      obligations upon the Licensee [Corporate Express], the Licensee will consult with DIVOT-RFG JOINT VENTURE, L.L.C. ("Venture") from time to time with regard to the Venture's desire and capability of providing its manufacturing and distribution resources, as well as various golf-related products and accessories, to Licensee for distribution or resale to Licensee's customers."

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

6. The Shares shall in the aggregate constitute 4.9 percent of Divot's total outstanding shares of Common Stock as of the date hereof on a fully diluted basis, after giving effect to the issuance of the Shares and assuming exercise, conversion and/or exchange of all of Divot's currently outstanding derivative or convertible securities for shares of Divot's Common Stock in accordance with their respective terms (including, without limitation, all of Divot's outstanding stock options, warrants, preferred stock, and convertible notes). All the Shares shall be duly authorized and validly issued to such person, fully paid and nonassessable, and free and clear of all liens and encumbrances (subject to Paragraph 2 above), and shall not be subject to preemptive or similar rights; and all of the Shares shall also entitled to registrations rights as set forth in that certain Registration Rights and Related Matters agreement between Divot and Licensor dated as of even date herewith. 7. In the event that Eagle Golf Enterprises, Inc. ("Eagle") elects to dissolve the Licensee for its failure to achieve the gross revenue threshold for the twelve-month period ending upon the second anniversary of the Limited Liability Company Agreement of the Licensee dated _____________, 1998, in accordance with the terms in Article 14 thereof, Divot shall have the option to require Licensor to pay Divot an amount equal to the value of the Shares declared as taxable income by Licensor (or its assigns, as the case may be) for the federal income tax purposes for the tax year during which the Shares were received from Divot, less the amount of all additional federal, state and local taxes the recipient of the Shares was required to pay for receiving them. If the persons required to make such payment to Divot under this paragraph hold any of the Shares at the time Divot requests payment of the amount hereunder, then such persons may apply all or part of such Shares to the payment liability, using the greater of (a) the same value declared for the Shares for federal income tax purposes when received, or (b) the then fair market value of the Shares based on the average closing trading price of Divot's common stock during the 30-day period commencing 15 days prior to the date that Divot's written request for payment is made hereunder. The payment to Divot (and/or delivery to it of some or all of the Shares) required under this paragraph shall be made within 30 days after Divot's written request for payment is made.


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

                                  EXHIBIT 2
                            Arbitration Provisions

1. Dispute Resolution Mechanism. All disputes between the parties not resolved by private negotiating, shall be settled by the following procedures, which shall only apply to disputes which are susceptible to binding resolution through alternative dispute resolution under applicable Florida law.

The "Disputes" covered by these provisions specifically include, but are not limited to, the following:

            (a) any and all claims, disputes, or issues that in any way relate to or arise out of the terms, conditions, rights, obligations,
representations,   warranties  and  performance  of  this  Agreement  and  the relationship between the parties;

            (b) any and all claims, disputes, or issues that in any way relate to or, arise out of or under this Agreement;

            (c) any and all claims, disputes, or issues that in any way relate to or arise out of regarding the validity of this Agreement or any provision of this Agreement;:

            (d) any and all claims, disputes, or issues that in any way relate to or arise out of the performance or breach of this Agreement;

            (e) any claims, disputes or issues regarding punitive damages, or injunctions, or any other equitable claims;

            (f) any and all questions regarding the arbitrability of any claims, disputes or issues under this Agreement;; and

            (g) any claims, disputes or issues for attorneys' fees and costs in connection with any dispute and any mediation and/or arbitration under this Agreement..

In regard to any Dispute subject to the terms of these Regulations, the party claiming to be aggrieved (a "Claimant") must comply with the following Dispute resolution procedure or it shall be deemed to have waived its Dispute.

2. Step One:  Notice of Dispute and Negotiation.

            (a) The Claimant shall attempt to give detailed written notice to the other parties of the Claimant's specific complaint including the nature and facts of the Dispute, the amount of actual damages and expenses, including attorneys' fees, claimed or incurred by the Claimant within thirty (30) days of the date Claimant knew about, or should have known about, incurred acts, occurrences and/or omissions giving rise to the Dispute. The Claimant shall include copies of all documents that support its claims. The purpose of this notice is to advise the other party of the Dispute and to provide the Parties an opportunity to resolve the claim, dispute or issue before filing for mediation. In no event shall a failure by Claimant to give notice hereunder limit or in any way restrict Claimant's ability to prosecute its claims.

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

            (b) Within thirty (30) days after receipt of the notice, the Parties receiving the notice shall tender to the other parties a written response, including an offer of settlement, if appropriate. Any offer of settlement not accepted within thirty (30) days of receipt by the Claimant shall be deemed to have been rejected.

            (c) The tender of an offer of settlement is not an admission of engaging in an unlawful act or practice or of liability.

            (d) In the event the parties are unable to settle their disputes after following the procedures set forth above, within thirty (30) days thereafter, the parties shall submit their disputes to mediation. However, if requested by either party, the parties agree to meet to discuss the Dispute within such thirty (30) day period.


3. Error! Bookmark not defined.Step Two: Mandatory Mediation. If the parties do not resolve the Dispute under Step One, then Claimant, if wishing to pursue the Dispute, must submit the dispute to mandatory mediation. Any Dispute between the Claimant and any other party shall be submitted to mandatory mediation prior to the Claimant seeking recourse through arbitration.
   Claimant, in order to submit a Dispute to mediation, must submit a written request for mediation to the other party and to the mediator. The Claimant shall use reasonable efforts to make a written request for mediation within
   (60) days of the initial notice of the Dispute by the Claimant to the other parties. The written request for mediation shall include the written notice of the Dispute and supporting documents set forth above and a summary of the negotiations.

            (a) All parties shall share equally in the naming of the mediator. The mediator shall act as an advocate for resolution and shall use his or her best efforts to assist the parties in reaching a mutually acceptable settlement. The parties shall name the mediator within seven (7) days after a party has submitted a written request for mediation. In the event that the parties cannot agree on the naming of the mediator, the parties shall each select a mediator and those mediators shall select an Independent mediator. The mediation shall be conducted in Tampa, Florida, unless otherwise agreed to by both parties. In the event a party fails to attend a mediation without good cause or the mediator determines that a party has not acted in good faith to settle the dispute, then the Party failing to attend the mediation or to act in good faith during the mediation shall be responsible for the reasonable attorneys' fees and costs of the other Party as determined by the mediator.

            (b) The mediator shall not serve as a mediator in any dispute in which he or she has any financial or personal interest in the result of the mediation. Prior to accepting an appointment, the mediator shall disclose any circumstance likely to create a presumption of bias or prevent a prompt meeting with the parties. In the event that the Parties disagree as to whether the mediator shall serve, the mediator shall not serve.

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            (c)  Except  as set forth  herein,  the  mediator  does not have the authority to decide any issue for the parties, but will attempt to facilitate the voluntary resolution of the dispute by the parties. The mediator is authorized to conduct joint and separate meetings with the parties and to offer suggestions to assist the parties in achieving settlement. If necessary, the mediator may also obtain expert advice concerning technical aspects of the dispute, provided that the parties agree and assume the expenses of obtaining such advice. Arrangements for obtaining such advice shall be made by the mediator or the parties, as the mediator shall determine. Likewise, the mediator may request the limited production of documents from both parties in defense of their respective claims. The mediator shall not disclose the parties in defense of their respective claims. The mediator shall not disclose the actual documents without the consent of the offering party. However, in his or her discussions with the respective parties, the mediator will be permitted to share summary oral information from any such documents.

            (d) Mediation proceedings shall not extend beyond two (2) days, without the consent of the parties.

            (e) The parties shall be governed by Sections 44.102 and 768.79, Florida Statutes, although no civil action is pending. An offer of settlement or an offer or demand for judgment may be made at any time after an impasse has been declared by the mediator. An offer is deemed rejected if it is not accepted in writing before the commencement of arbitration. The parties agree that in the event they are unable to resolve their dispute through mediation, then the Claimant, if it wishes to pursue the dispute further, must submit the dispute to mandatory final and binding arbitration as set forth hereinbelow.

            (f) The Parties further agree that at any time following the mediation process but prior to the initiation of binding arbitration, the president or highest ranking senior level executive of the respective companies shall meet or confer telephonically in one last effort to resolve the dispute. During each phase of the alternative dispute evaluation process, the Parties agree to act in good faith to settle the dispute, if possible. 1 1Step 3:
Mandatory Final and Binding Arbitration

4. Step 3: Mandatory, Final and Binding Arbitration:
            (a) Except as otherwise provided herein, all claims, disputes, controversies and other matters in question arising out of or relating to this Agreement or to the alleged breach thereof shall subject to negotiation between the Parties as described herein or by mediation between the parties. If such negotiation and mediation are unsuccessful, the parties agree to submit to binding arbitration. The parties agree the arbitration shall be administered by the American Arbitration Association ("AAA") and conducted in accordance with its Commercial Arbitration Rules, except as otherwise provided herein or as the parties may otherwise agree. The arbitration specified herein is intended to provide an arbitral forum instead of a judicial forum for the resolution of disputes, as authorized by Florida Statutes Section 682.02.

            (b) In order to invoke arbitration, Claimant shall submit a notice of demand for binding arbitration in writing to the other party pursuant to the Regulations within ninety (90) days of the completion of mediation. The written notice of demand for binding arbitration shall include the written notice of claim and supporting documents as set forth above.

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            (c) Upon  filing of a notice of demand for  binding  arbitration by either party, arbitration shall be commenced and conducted as follows:

                   (i) All claims, disputes, controversies, and other matters (collectively "matters") in question shall be referred to and decided and settled by a three person arbitration panel that has been found acceptable by all parties. Selection of the arbitrator panel shall be made within ten (10) business days after the date of filing of a demand for arbitration. In the event the parties cannot agree on the selection of the arbitrator panel within ten
(10) business days of demand of the written notice invoking arbitration, the arbitrator panel shall be selected pursuant to the AAA Commercial Arbitration Rules. The arbitrator panel shall act by the affirmative vote of a majority of such panel.

                  (ii) The cost of arbitration proceedings, including without limitation the arbitrator's compensation and expenses, hearing room charges, court reporter transcript charges, etc., shall be borne by the Parties equally or otherwise as the arbitrator panel may determine. The arbitrator panel may award the prevailing Party its reasonable attorneys' fees and costs incurred in connection with the arbitration. The arbitrator panel is specifically instructed to award attorneys' fees for instances of abuse in the discovery process.

                  (iii) The arbitration proceedings shall be held in Tampa, Florida, unless the parties agree otherwise.

                   (iv) The parties shall have the right to conduct and enforce pro-hearing discovery in accordance with the then current Federal Rules of Civil Procedure, subject to these limitations.

                    (v) Each party may serve no more than one set of interrogators limited to fifty items.

                    (vi) Each party may depose the other parties expert witnesses who will be called to testify at the hearing, plus two fact witnesses without regard to whether they will be called to testify (each party will be entitled to a total of not more than 24 hours of depositions of the other parties' witnesses); provided however, that the arbitrator panel may provide for additional depositions upon showing of good cause; and

                   (vii) Document discovery and other discovery shall be under the control of and enforceable by the arbitrator panel.

            (d) All discovery disputes shall be decided by the arbitrator panel. The arbitrator panel is empowered:

                   (i)      to  issue   subpoenas   to  compel   pre-hearing
document or deposition discovery;

                  (ii) to enforce the discovery rights and obligations of the Parties; and

                  (iii) to otherwise control the scheduling and conduct of the proceedings.

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      Notwithstanding  any contrary foregoing  provisions,  the arbitrator panel shall have the power and authority to, and to the fullest extent practicable shall, abbreviate arbitration discovery in a manner which is fair to all parties in order to expedite the conclusion of each alternative dispute resolution proceeding.

            (e) Within fifteen (15) days after selection of the arbitrator panel or as soon thereafter as is mutually convenient to the arbitrator panel, the arbitrator panel shall hold a pre-hearing conference to establish schedules for completion of discovery, for exchange of exhibit and witness lists, for arbitration briefs, for the hearing, and to decide procedural matters and all other questions that may be presented.

            (f) The hearing shall be conducted to preserve its privacy and to allow reasonable procedural due process. Rules of evidence need not be strictly followed, and the hearing shall be streamlined as follows:

                   (i) Documents shall be self-authenticating, subject to valid objection by the opposing party;

                  (ii)     Expert     reports,     witness     biographies,
depositions, and affidavits may be utilized, subject to the opponent's right of a live cross-examination of the witness in person;

                  (iii) Charts, graphs, and summaries shall be utilized to present voluminous data, provided (i) that the underlying data was made available to the opposing Party thirty (30) days prior to the hearing, and (ii) that the preparer of each chart, graph, or summary is available for explanation and live cross-examination in person;

                  (iv) The hearing should be on consecutive Business Days without interruption to the maximum extent practicable; and

                   (v) The arbitrator panel shall establish all other procedural rules for the conduct of the arbitration in accordance with the AAA Commercial Arbitration Rules.

            (g) No arbitration shall include, by consolidation, joinder, or in any other manner, any additional person not a party to the Regulations, except by written consent of the Parties in dispute containing a specific reference to these Regulations.

            (h) The arbitrator panel is empowered to render an award of general compensatory damages and equitable relief (including, without limitations, injunctive relief, but is not empowered to award exemplary, special or punitive damages. The award rendered by the arbitrator panel (1) shall be final; (2) shall not constitute a basis for collateral estoppel as to any issue; and (3) shall not be subject to vacation or modification.

            (i) All persons subject to this Agreement expressly agree to WAIVE ANY RIGHT OR CLAIM TO PUNITIVE OR EXEMPLARY DAMAGES of any kind, whether this right or claim could accrue now or in the future under applicable law. However, in the event a court determines that the express waiver set forth herein is unenforceable, then the arbitrator panel, and not a court, shall determine if punitive or exemplary damages should be awarded and, if awarded, the amount thereof.

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            (j)  The  parties  hereto  will  maintain  the  substance  of  any proceedings hereunder in confidence and the arbitrator panel, prior to any proceedings hereunder, will sign an agreement whereby the arbitrator panel agrees to keep the substance of any proceedings hereunder in confidence.

            (k) In the event any court or other tribunal concludes any portion of these procedures to be void or otherwise unenforceable for any reason, the remainder of these procedures shall survive and is deemed severable, such that the parties' express purpose to arbitrate any unresolved controversy shall be recognized and given effect.

            (l) THE PARTIES HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND THAT BY SIGNING THIS AGREEMENT, THEY ARE AGREEING TO SUBMIT ALL DISPUTES TO MEDIATION AND ARBITRATION IN LIEU OF FILING A LAW SUIT. THE PARTIES KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY AGREE TO WAIVE ANY RIGHT TO A JURY TRIAL AND AGREE THAT PRIVATE ADJUDICATION THROUGH MEDIATION AND ARBITRATION IS THE EXCLUSIVE MEANS FOR RESOLVING ANY AND ALL DISPUTES COVERED BY THIS AGREEMENT AMONG ANY TWO OR MORE OF THE SIGNATORIES HERETO.

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